Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.                 )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

RRD-Chatham Transaction Employee FAQ

1.	Who is Chatham?

•	Chatham is a New Jersey-based private investment firm that has a history of making investments in the print media and marketing communications industries.

•

Chatham is RRD’s largest stockholder, beneficially owning approximately 14.99% of RRD’s outstanding common stock. Chatham also holds significant investments in McClatchy, Postmedia, Accelerate360 and Vericast.

2.	What does this mean for employees? Will I become an employee of Chatham?

•	We are confident that this transaction is in the best interests of RRD and its stockholders.

•	Upon the closing of the merger with Chatham, RRD (your employer) will become a subsidiary of Chatham.

•	It is important to remember that the announcement is just the first step toward completing this transaction, and we are operating as usual at RRD.

•	We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our clients as you always have.

•	We will keep you informed of developments in the weeks and months ahead. To the extent there are any changes, we intend to inform you in advance with detailed communications.

3.	Should employees expect any change to compensation or benefits?

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Until the transaction closes, we will operate under our current compensation and benefit programs. The merger agreement with Chatham also provides, generally and subject to other conditions, that employees would receive substantially comparable (in the aggregate) benefits for at least 12 months following the closing of the transaction.

•	Once we become a private company, changes would be made to our equity compensation plans and programs.

•	We will keep you informed of developments in the weeks and months ahead. To the extent there are any changes, we intend to inform you in advance with detailed communications.

4.	I own shares in RRD. What do I need to do? Can I trade RRD shares?

•

Employees who are stockholders of RRD will receive $10.85 in cash for each share of RRD common stock that they own, including those that originated from equity grants that have vested and not yet been sold, upon closing of the transaction.

•	Until the transaction closes, we remain a public company, and equity that has been granted but is currently unvested will continue to vest on its normal vesting schedule.

•	If you own shares of RRD common stock, you will also be given the opportunity to vote your shares for or against the transaction with Chatham; however, there is no action required at this time.

•	Details regarding the stockholder vote will be communicated to you in advance. The Board will recommend a vote in favor of the proposed transaction.

5.	Will I continue to be subject to trading windows?

•	Yes.

•	Until the transaction closes, we will continue to operate as an independent public company, and all trading windows still apply.

6.	Will we still become a private company?

•	When the transaction closes, RRD’S common stock will no longer be listed on the NYSE, and each RRD stockholder will receive $10.85 in cash for each share of RRD common stock that they own.

•

That said, today’s announcement is just the first step toward completing this transaction. We expect the transaction will close in the first half of 2022, subject to customary closing conditions, including approval by RRD stockholders and receipt of regulatory approvals.

•	Until then, we will remain an independent, publicly traded company, and we are operating as usual at RRD.

7.	Does this transaction change RRD’s strategy?

•	There have been no announced changes to our strategy or the key initiatives we currently have underway.

•	As a team, we’ll remain dedicated to our clients.

•	This transaction is a testament to the achievements of you, our valued team members.

8.	Will there be any changes to the RRD name and brand?

•	There have been no announced plans to change the name or brand.

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Until the closing of the merger, it remains business as usual and we will continue to serve our clients. We remain focused as always on advancing our long-term strategy, driving value for our stakeholders and better serving our clients.

9.	What do I need to do between now and close?

•

We expect the transaction will close in the first half of 2022, subject to customary closing conditions, including approval by RRD stockholders and receipt of regulatory approvals. Until then, RRD will continue to operate as a separate and independent company.

•	We are operating as usual at RRD, so please stay focused on serving our clients as you always have.

10.	What do I do if I’m contacted by a member of the news media about the transaction?

•	Consistent with company policy, if you receive any inquiries from stockholders, analysts, or members of the media, please forward them to Johan Nystedt at johan.nystedt@rrd.com.

11.	Who do I contact with questions? Where can I go for more information?

•	If you have any questions or concerns, please contact your manager.

•	As you can imagine, it’s still early in the process. We will get you all the answers that we can, as they become available.

Use of Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of R. R. Donnelley & Sons Company (“RRD”) by affiliates of Chatham Asset Management, LLC (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) impediments to the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Chatham Asset Management, LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay expense reimbursements to affiliates of Chatham Asset Management, LLC under the agreement and plan of merger with respect to the Transaction; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities, civil unrest, adverse climate or weather events or the COVID-19 pandemic or other public health emergencies, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties that will be described in the proxy statement, which will be available from the sources indicated below, that RRD intends to file in connection with the Transaction (the “Proxy Statement”). These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity or ability to consummate the Transaction. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, RRD intends to file the Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive Proxy Statement (if and when available) will be mailed to RRD stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain, free of charge, copies of the Proxy Statement and other relevant documents filed with the SEC by RRD, once such documents have been filed with the SEC, through the website maintained by the SEC at www.sec.gov, through RRD’s investor relations website at investor.rrd.com or by contacting the RRD investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

RRD and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from RRD stockholders in connection with the Transaction. Information about RRD’s directors and executive officers can be found under “Board of Directors” and “Executive Leadership Team” in the Governance section of RRD’s investor relations website at investor.rrd.com, in RRD’s proxy statement for its 2021 annual meeting of stockholders, filed with the SEC on April 13, 2021, in RRD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021, in RRD’s Current Reports on Form 8-K filed with the SEC on May 24, 2021, June 2, 2021 and July 30, 2021 and in Forms 3, 4 and 5 filed by such persons with the SEC. Additional information regarding the identity of the participants and their direct and indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed by RRD with the SEC in connection with the Transaction. You may obtain free copies of the Proxy Statement and those other materials and the other SEC filings described in this paragraph through the website maintained by the SEC at www.sec.gov or through RRD’s investor relations website at investor.rrd.com.